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                                                                    EXHIBIT 99.1

                          DATA DOCUMENTS INCORPORATED
                 4205 SOUTH 95th STREET, OMAHA, NEBRASKA 68127
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Walter J. Kearns and A. Robert Thomas as Proxies, each with the power to appoint his substitute, and hereby authorized them to represent and vote, as designated on the reverse, all shares of Common Stock of Data Documents Incorporated (the "Company") held of record by the undersigned on October 14, 1997 at the Special Meeting of Stockholders to be held on November __, 1997 or any adjournment thereof.

(To Be Signed on Reverse Side.)

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                              Please mark your vote as this [X] Please mark your
                                                        vote as in this example.

1. Proposal to approve and adopt the Agreement and Plan  [ ]    [ ]      [ ]
   of Merger dated as of September 10, 1997 among        FOR  AGAINST  ABSTAIN
   Corporate Express, Inc., IDD Acquisition Corp., and the Company, and the conversion of each outstanding share of the Company's Common Stock, par value $.001 per share, into 1.1 shares of Corporate Express
   Common Stock, par value $.0002 per share, subject to adjustment under certain circumstances all as more fully described in the Proxy Statement and Prospectus dated October __, 1997. Stockholders will be able to obtain the adjusted exchange ratio beginning five trading days prior to the Special Meeting by calling
   (800) ___-_____. To facilitate the voting process for the Special Meeting, Stockholders will be able to vote by facsimile at the following telephone number:
   (402) 339-9270.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
ADOPTION OF THE MERGER

2. In their discretion upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURES_____________________________________ Dated_______________, 1997
              Signature if Held Jointly

NOTE: Please sign exactly as your name or names appear on stock certificate (as indicated hereon)